UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2012

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2012, Orion Energy Systems, Inc. (the “Company”) entered into amendments (collectively, the “Amendments”) to the Executive Employment and Severance Agreements (collectively, the “Agreements”) between the Company and each of John H. Scribante, the Company’s Chief Executive Officer, Michael J. Potts, the Company’s President and Chief Operating Officer, and Scott R. Jensen, the Company’s Chief Financial Officer, Chief Accounting Officer and Treasurer. The Amendments modify the definition of “Good Reason” set forth in the respective Agreements to include the Company’s employment of Neal R. Verfuerth as a senior executive officer of the Company and, with respect to Mr. Potts’, to increase his salary from $280,000 to $285,000. Except as expressly modified by the Amendments, the Agreements each continue in effect in accordance with their respective terms.

A copy of the Amendments are attached hereto as Exhibits 10.15, 10.16 and 10.17, respectively, and are incorporated by reference herein.

Item 9.01(d).	Financial Statements and Exhibits.

Exhibit 10.15	Letter Agreement effective December 1, 2012 between the Company and John H. Scribante

Exhibit 10.16	Letter Agreement effective December 1, 2012 between the Company and Michael J. Potts

Exhibit 10.17	LetterAgreement effective December 1, 2012 between the Company and Scott R. Jensen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: December 6, 2012	By:	/s/ Scott R. Jensen
Scott R. Jensen
Chief Financial Officer

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